UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒

Filed by a party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

NOCTURNE ACQUISITION CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NOCTURNE ACQUISITION CORPORATION
3 Germay Drive, Unit 4 #1066
Wilmington, DE 19804

PROXY STATEMENT SUPPLEMENT

March 31, 2023

TO THE SHAREHOLDERS OF NOCTURNE ACQUISITION CORPORATION:

This is a supplement (this “Supplement”) to the definitive proxy statement of Nocturne Acquisition Corporation (the “Company”), dated March 8, 2023 (the “Proxy Statement”), that was sent to you in connection with the Company’s extraordinary general meeting of shareholders scheduled for 9:00 a.m. Eastern Time, on April 3, 2023, virtually, at https://www.cstproxy.com/nocturneacquisition/2023 (the “Special Meeting”).

At the Special Meeting, the Company’s shareholders will be asked to consider and vote upon a proposal to amend the Company’s Amended and Restated Memorandum and Articles of Association to extend the date by which the Company has to consummate an initial business combination (a “Business Combination,” and such extension, the “Extension”) from April 5, 2023 to the Outside Date (as defined in the Proxy Statement), which shall originally mean October 5, 2023 (such proposal, the “Extension Amendment Proposal”).

The Company has filed this Supplement with the Securities and Exchange Commission (“SEC”) to: (a) update and supplement certain disclosures contained in the Proxy Statement and (b) extend the deadline for redemption requests and redemption withdrawal requests, as set forth below.

As set forth in the Proxy Statement, the Company’s public shareholders must complete the procedures for electing to redeem their ordinary shares, par value of US$0.0001 per share, (the “public shares”) or withdraw the previously submitted redemption requests prior to 5:00 p.m. Eastern Time, on March 30, 2023 (“Redemption Deadline”). In connection with the Company’s distribution of these additional proxy materials described in this Supplement, the date and time by which the Company public shareholders who wish to withdraw previously submitted redemption requests may do so is being extended to 5:00 p.m. Eastern Time, on April 5, 2023 (rather than 5:00 p.m. Eastern Time, on March 30, 2023). For the avoidance of doubt, all redemption withdrawal requests submitted following the Redemption Deadline (as so extended by this Supplement) remain subject to approval by the Company’s Board of Directors. Shareholders may make such request by contacting Continental Stock Transfer & Trust Company, the Company’s transfer agent, at Continental Stock Transfer& Trust Company, One State Street Plaza, 30th Floor, New York, NY 10004, Attn: SPAC Redemption Team, E-mail: spacredemptions@continentalstock.com.

Supplemental Disclosures to Certain Disclosures Contained Within the Proxy Statement

The disclosures relating to the amount that the Company’s Sponsor (as defined in the Proxy Statement), or its designee, will deposit into the trust account each month starting on April 5, 2023 and payable on the 5th day of each subsequent month until the earlier of the Outside Date or the Company’s successful consummation of the Business Combination, which disclosures appear on PDF pages 3, 7, 19, and 33 of the Proxy Statement, are hereby amended and restated, in each case, to refer to $100,000 each month (rather than $80,000 each month).

The disclosures relating to the estimated per share price at which the public shares may be redeemed, which disclosures appear on PDF pages 4, 8, and 35 of the Proxy Statement, are hereby amended and restated, in each case, to refer to $10.87 per share (rather than $10.74 per share). Likewise, the disclosures relating to the amount per share by which such estimated per share price would be less than if such shareholder sold the public shares in the open market, which disclosures appear on PDF pages 4, 8, and 35 of the Proxy Statement, are hereby amended and restated, in each case, to refer to $0.08 per share more than if such shareholder sold the public shares in the open market (rather than $0.05 per share less than if such shareholder sold the public shares in the open market).

The last sentence under the heading “A new 1% U.S. federal excise tax could be imposed on the Company in connection with redemptions by Company of its shares in connection with a business combination or other shareholder vote pursuant to which shareholders would have a right to submit their shares for redemption (a “Redemption Event”)” on printed page 4 of the Proxy Statement is amended and restated to read as follows:

The Company will not use the proceeds placed in the trust account and the interest earned thereon to pay any excise taxes or any other fees or taxes similar in nature that may be imposed on the Company pursuant to any current, pending or future rules or laws, including without limitation any excise tax due imposed under the Inflation Reduction Act of 2022 on any redemptions or stock buybacks by the Company.

Regarding the risk identified under the heading “We may be deemed to be an investment company for purposes of the Investment Company Act, in which case we would be required to institute burdensome compliance requirements and our activities would be severely restricted. As a result, in such circumstances, unless we were able to modify our activities so that we would not be deemed an investment company, we may be forced to abandon our efforts to complete an initial business combination and instead be required to liquidate the Company.” on printed page 2 of the Proxy Statement, which is also referred to in the second paragraph on printed page 14 of the Proxy Statement, the Company would like to inform investors, shareholders and other interested persons that, in order to mitigate the risk that the Company could be deemed to be operating as an unregistered investment company under the Investment Company Act of 1940, as amended, the Company has decided to instruct Continental Stock Transfer & Trust Company, in its capacity as trustee of the trust account, to liquidate the Company’s investments in money market funds invested primarily in U.S. Treasury securities and thereafter to hold all funds in the trust account in cash or in U.S. Treasury securities until the earlier of consummation of the Business Combination or the Company’s liquidation.

Forward-Looking Statements

This Supplement contains certain “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Statements that are not historical facts, including statements about the Extension, the Special Meeting, the pending merger between the Company and Cognos Therapeutics, Inc. (“Cognos”), and the transactions contemplated thereby, and the Company’s and Cognos’ perspectives and expectations, are forward-looking statements. The words “expect,” “believe,” “estimate,” “intend,” “plan” and similar expressions indicate forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to various risks and uncertainties, assumptions (including assumptions about general economic, market, industry and operational factors), known or unknown, which could cause the actual results to vary materially from those indicated or anticipated.

These forward-looking statements are subject to a number of risks and uncertainties, including the risks that: the Extension may not be approved at the Special Meeting; an excise tax (whether under the Inflation Reduction Act of 2022 or otherwise) may be determined to be due in connection with the redemptions by the Company’s shareholders (whether in connection with the Extension or the Business Combination); rising interest rates, systemic bank failures, and other market risks may jeopardize the Company’s or Cognos’ ability to consummate the Business Combination or the combined company’s operations following the Business Combination; Cognos, an early stage company, may not become profitable for many years; Cognos may fail to manage growth effectively following the Business Combination; Cognos may not be able to secure government approvals and authorizations for its products; changes in federal, state and local government laws, regulations and policies could have a negative impact on the Company, Cognos, or the combined company following the Business Combination; Cognos and the Company may be unable to successfully or timely consummate the Business Combination, including as a result of any regulatory approvals that are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the Business Combination or if approval by the stockholders of Cognos or the Company is not obtained; and the Business Combination may not result in the anticipated benefits; as well as the risks discussed in the Company’s final prospectus dated March 30, 2021 under the heading “Risk Factors,” and other documents the Company has filed, or will file, with the SEC, including the registration statement on Form S-4 to be filed by the Company in connection with the proposed initial business combination, which will include a proxy statement/prospectus (the “Registration Statement”). If any of these risks materialize or underlying assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither the Company nor Cognos presently know, or that Cognos or the Company currently believe are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s and Cognos’ expectations, plans, or forecasts of future events and views as of the date of this Supplement. The Company and Cognos anticipate that subsequent events and developments will cause the Company’s and Cognos’ assessments to change. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements. Forward-looking statements relate only to the date they were made, and the Company, Cognos and their affiliates undertake no obligation to update forward-looking statements to reflect events or circumstances after the date they were made except as required by law or applicable regulation.

Additional Information and Where to Find It

A full description of the terms of the Business Combination will be provided in the Registration Statement to be filed by the Company with the SEC. The Company urges its investors, shareholders and other interested persons to read the Proxy Statement and, when it becomes available, the Registration Statement, as well as other documents filed with the SEC, because these documents will contain important information about the Company, Cognos and the Business Combination. After the Registration Statement is declared effective, the definitive proxy statement/prospectus to be included in the Registration Statement will be mailed to shareholders of the Company as of a record date to be established for voting on the proposed Business Combination.

You may also obtain a copy of the Proxy Statement, this Supplement, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC on March 31, 2022, and, when they become available, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and the Registration Statement (such filings, collectively, the “Company Filings”), free of charge, by requesting them in writing or by telephone from the Company’s proxy solicitation agent at the following address and telephone number:

Morrow Sodali LLC
333 Ludlow Street, 5 Floor, South Tower
Stamford CT 06902
Tel: Toll-Free or (203) 658-9400
Email: MBTC.info@investor.morrowsodali.com
Tel: (800) 662-5200 (toll-free) or
(203) 658-9400 (banks and brokers can call collect)
Email: MBTC.info@investor.morrowsodali.com

Additionally, you may, without charge, obtain a copy of the Company Filings by directing a request to Nocturne Acquisition Corporation, 3 Germay Drive, Unit 4 #1066 Wilmington, DE, 19804, Attention Thomas Ao. The Company Filings can also be obtained, without charge, on the SEC’s website (www.sec.gov).

Participants in Solicitation

The Company, Cognos and their respective directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the Business Combination. Information about the Company’s directors and executive officers and their ownership of the Company’s securities is set forth in the Company’s filings with the SEC. Additional information regarding the interests of those persons and other persons who may be deemed participants in the proposed business combination may be obtained by reading the Registration Statement when it becomes available. You may obtain free copies of these documents as described in the last two paragraphs under the heading “Additional Information and Where to Find It” in this Supplement.

Safe Harbor Statement

This Supplement is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities of Cognos or in respect of the potential transaction involving Cognos and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of the Company, Cognos, or the surviving company in the proposed Business Combination, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended.

You are not being asked to vote on any proposed Business Combination at this time. If the Extension is implemented and you do not elect to redeem your public shares, provided that you are a shareholder on the record date for the Special Meeting, to consider the Business Combination, you will be entitled to vote on the Business Combination when it is submitted to shareholders and will retain the right to redeem your public shares for cash in the event the Business Combination is approved and completed or we have not consummated the Business Combination by the applicable Outside Date.

Your vote is important. Please sign, date and return your proxy card as soon as possible to make sure that your shares are represented at the Special Meeting. If you are a shareholder of record, you may also cast your vote in person at the Special Meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank how to vote your shares, or you may cast your vote in person at the Special Meeting by obtaining a proxy from your brokerage firm or bank. Your failure to vote or instruct your broker or bank how to vote will have the same effect as voting AGAINST the Extension Amendment Proposal.

This Supplement is dated March 31, 2023.

4